UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

MV Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	001-33219	06-6554331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee Global Corporate Trust 601 Travis Street, Floor 16 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-713-483-6020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	MVO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 2, 2026, MV Oil Trust (the “Trust”) issued a press release announcing the Trust quarterly distribution for the payment period ended June 30, 2026 (the “July Press Release”). A copy of the July Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Trust under the Exchange Act or the Securities Act of 1933, as amended, but is instead “furnished” for purposes of that instruction.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in the July Press Release, the Trust’s net profits interest terminated on June 30, 2026 (the “Termination Date”) in accordance with the terms of the Conveyance of Net Profits Interest pursuant to which the net profits interest was originally conveyed to the Trust, because the minimum amount of production (14.4 million barrels of oil equivalent (“MMBoe”)) applicable to the net profits interest has been produced and sold (which amount is the equivalent of 11.5 MMBoe with respect to the Trust’s net profits interest). In accordance with the Amended and Restated Trust Agreement governing the Trust, the Trust dissolved as of the Termination Date and the Trustee has commenced the winding up of the business and affairs of the Trust.

Accordingly, on July 2, 2026, The Bank of New York Mellon Trust Company, N.A., as trustee of the Trust, notified the New York Stock Exchange (“NYSE”) of the Trust’s intention to voluntarily withdraw the listing of the Trust’s Units of Beneficial Interest (the “Trust Units”) from the NYSE following the final quarterly cash distribution on July 24, 2026 to the Trust unitholders of record on July 15, 2026, as announced in the July Press Release.

The Trust expects that listing and trading of the Trust Units will end prior to market open on July 27, 2026. In addition, promptly following the effectiveness of the delisting, the Trust intends to file with the with the Securities and Exchange Commission (“SEC”) a certification on Form 15 requesting the termination of registration of the Trust Units under Section 12(g) of the Exchange Act and the suspension of the Trust’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The Trust plans to effect the cancellation of the Trust Units shortly thereafter.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 21E of the Exchange Act. All statements contained in this Form 8-K, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include statements regarding the timing of the delisting, deregistration and cancellation of the Trust Units and are based upon the Trustee’s expectations concerning future events affecting the Trust. These expectations may not prove to be correct. Important factors that could cause these statements to differ materially include the risk factors described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. Statements made in this Form 8-K are qualified by the cautionary statements made in these risk factors. The Trust does not intend, and assumes no obligations, to update any of the statements included in this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	MV Oil Trust Press Release issued July 2, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MV Oil Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: July 2, 2026		By:	/s/ Elaina C. Rodgers
Elaina C. Rodgers
Vice President